UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	May 20, 2011
(Date of earliest event reported):	May 25, 2011

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                                           717-291-2411
Former name or former address, if changed since last Report:                                                                                            N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 – Other Events

 Under Rule 10b5-1 under the Securities Exchange Act of 1934, a company’s directors and officers and other persons who are not in possession of material nonpublic information regarding the company may adopt a pre-arranged plan or contract (a “10b5-1 Plan”) for the purchase or sale of company securities under specified conditions and at specified times. 10b5-1 Plans permit insiders to buy, sell and undertake other transactions in their company’s securities over a designated period of time by establishing the prearranged written plans at a time when they are not in possession of material non-public information.  Thus, under 10b5-1 Plans, insiders can effect transactions in a company’s securities while avoiding concerns about transactions occurring at a time when they might possess material nonpublic information.

The Fulton Financial Corporation ("Fulton") Securities Trades by Officers and Directors Compliance Procedure permits executive officers, directors and certain other individuals of Fulton (“Fulton Insiders”) to trade in Fulton‘s securities through the adoption of, and compliance with, a 10b5-1 Plan.  10b5-1 Plans proposed by Fulton Insiders must be submitted to, and approved by, Fulton’s Legal Department prior to Fulton Insiders’ adoption of such Plans.  Recently, Fulton’s Legal Department approved the implementation of 10b5-1 Plans for certain Fulton Insiders. Additional 10b5-1 Plans may be approved by the Legal Department, and implemented by Fulton Insiders, in the future.

Transactions made under Fulton Insiders’ 10b5-1 Plans will be disclosed publicly, as required, through Form 4 and Form 144 filings with the Securities and Exchange Commission; such filings will indicate that the reported transactions were effected under 10b5-1 Plans. Except as may be required by law, Fulton does not undertake to report the approval and implementation of  specific Rule 10b5-1 Plans of Fulton Insiders , the terms and conditions of  such 10b5-1 Plans  or the  modification or termination of  10b5-1 Plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2011	Fulton Financial Corporation By: /s/ James E. Shreiner James E. Shreiner Senior Executive Vice President